Exhibit 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                                     -----
                            Telephone: (202) 347-0300
                            Facsimile: (202) 347-2172


TIMOTHY B. MATZ                                              JEFFREY D. HAAS
STEPHEN M. EGE                                               KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                           KENNETH B. TABACH
W. MICHAEL HERRICK                                           PATRICIA J. WOHL
GERARD L. HAWKINS                                            BRIAN CRAIG
NORMAN B. ANTIN                                              DAVID TEEPLES
JOHN P. SOUKENIK*                                            ERIC M. MARION
GERALD F. HEUPEL, JR.                                        DANIEL R. KLEINMAN*
JEFFREY A. KOEPPEL
DANIEL P. WEITZEL
PHILIP ROSS BEVAN
HUGH T. WILKINSON                May 31, 2000                OF COUNSEL

                                                             ALLIN P. BAXTER
*NOT ADMITTED IN D.C.                                        JACK I. ELIAS
                                                             SHERYL JONES ALU
                                    VIA EDGAR

Board of Directors

Harleysville Savings Financial Corporation
271 Main Street
Harleysville, Pennsylvania 19438

        Re:    Registration Statement on Form S-8
               187,335 Shares of Common Stock

Gentlemen:

               We are special counsel to Harleysville Savings Financial Corporation, a Pennsylvania corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 584 shares of common stock, par value $0.01 per share ("Common Stock"), to be issued pursuant to the Corporation's Employee Stock Compensation Program (the "Compensation Program"), up to 145,899 shares of Common Stock to be issued pursuant to the 1995 Stock Option Plan (the "Option Plan") and up to 40,852 shares of Common Stock to be issued pursuant to the 1995 Employee Stock Purchase Plan (the "Purchase Plan") upon the exercise of stock options and/or rights (referred to as "Option Rights"). The Compensation Program, the Option Plan and the 1995 Purchase Plan are collectively referred to herein as the "Plans." The Plans were originally adopted by HarleysvilleSavings Bank (the "Bank") and were assumed by the Corporation in connection with the reorganization of the Bank to holding company form of ownership in February 2000. The Registration Statement also registers an indeterminate number of additional shares which may be

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Board of Directors
Page 2
May 31, 2000

necessary under the Plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

        For this purpose, we have reviewed the Registration Statement and related Prospectuses, the Articles of Incorporation and Bylaws of the Corporation, the Plans, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to the Plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

        We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectuses of the Plans and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                       By: /s/ Kenneth B. Tabach
                                           ----------------------------
                                           Kenneth B. Tabach, a Partner


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